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                                                                       EXHIBIT 3
                                                             Consent of KPMG LLP



                                [KPMG LETTERHEAD]




The Board of Directors
Royal Group Technologies Limited

We consent to inclusion in the Form 40-F of the Company of our report dated November 18, 2003, relating to the consolidated balance sheets of the Company as at September 30, 2003 and September 30, 2002 and the related consolidated statements of earnings, retained earnings and cash flows for each of the years ended September 30, 2003 and September 30, 2002.



/s/ KPMG LLP
--------------------------------
Chartered Accountants
Toronto, Canada

February 16, 2004